UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Kingsbridge Road, Piscataway, New Jersey	08854
(Address of principal executive offices)	(Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

           On September 22, 2011, Enzon Pharmaceuticals, Inc. (the “Company” or “Enzon”) announced that it is implementing a plan to reduce its workforce and operating costs to more closely align its resources and capital with the Company’s research and development activities. The reduction in force will reduce the number of employees by approximately 48 percent, to a total of approximately 47 by June of 2012. Enzon expects the reduction in force to result in approximately $6.0 million in reduced annualized operating expenses once the plan is fully implemented in the second quarter of 2012. The Company expects to incur a charge in the third quarter of 2011 of approximately $3.0 million related to the reduction, consisting of severance. Enzon expects to make the last severance payment in the first quarter of 2013.

          A copy of the press release announcing these actions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Enzon Pharmaceuticals, Inc. dated September 22, 2011

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: September 22, 2011	By:	/s/ Andrew Rackear

Name: Andrew Rackear
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Enzon Pharmaceuticals, Inc. dated September 22, 2011